Exhibit 3.1

ARTICLES
......................................................
MASONITE INTERNATIONAL CORPORATION / CORPORATION INTERNATIONALE MASONITE
(the “Company”)
PART 1 - INTERPRETATION
Definitions

1.1	Without limiting Article 1.2, in these Articles, unless the context requires otherwise:
“adjourned meeting” means the meeting to which a meeting is adjourned under Article 8.6 or 8.10;
“board” and “directors” mean the directors or sole director of the Company for the time being;
“Business Corporations Act” means the Business Corporations Act, S.B.C. 2002, c.57, and includes its regulations;
“Change of Control Transaction” means the occurrence of any one of the following events: (i)  any Person (as such term is used in Section 13(d) of the Exchange Act or group of Persons, other than any of the shareholders of the Company as of the date hereof or any of their Affiliates (as defined in the Business Corporations Act), is or becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act (except that for purposes of this paragraph (i) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of 50% or more of the combined equity interests or voting power of the Company or any successor to the Company by merger, amalgamation, consolidation, reorganization or otherwise; or (ii) the consummation of a tender offer, merger, amalgamation, consolidation or reorganization, or series of such related transactions, involving the Company, unless the shareholders of the Company immediately prior to the transaction or transactions or any of their Affiliates will beneficially own at least 50% of the combined equity interests and voting power of the Company immediately after such transaction or transactions (or, if the Company will not be the surviving entity in such merger, amalgamation, consolidation or reorganization, such surviving entity); or (iii) the sale of all or substantially all of the Company’s assets, determined on a consolidated basis, to any Person or group of Persons, other than to any of the shareholders of the Company as of the date hereof or any of their Affiliates, and other than any Affiliate of the Company;
“Common Shares” means the Common Shares in the capital of the Company;
“Common Shareholders” means the registered and beneficial holders of Common Shares, and “Common Shareholder” means any one of them;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;
“group” means, with respect to a group of persons or Persons, a “group” within the meaning of Section 13(d)(3) of the Exchange Act;
“Interpretation Act” means the Interpretation Act, R.S.B.C. 1996, c. 238;
“Person” or “person” means any individual, partnership, corporation with or without share capital, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof; and
“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.
Business Corporations Act definitions apply

1.2	The definitions in the Business Corporations Act apply to these Articles.
Interpretation Act applies

1.3	The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.
Conflict in definitions

1.4
If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles.

Conflict between Articles and legislation

1.5	If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.
Effective Date

1.6	References in these Articles to the “date hereof” refer to the effective date of the original Articles of the Company, being June 9, 2009.

PART 2 - SHARES AND SHARE CERTIFICATES
Shares to be uncertificated

2.1
All shares issued by the Company will be uncertificated unless otherwise determined by the directors in accordance with the Business Corporations Act. Whether a share is uncertificated or certificated, each share issued will be subject to the applicable restrictions and legends, if any, contained in these Articles. To the extent the directors have determined that some or all shares will be certificated, the directors may, from time to time, establish policies and procedures regarding those certificates, including policies and procedures relating to the form, delivery, replacement and fees payable in respect of share certificates, subject to the requirements of the Business Corporations Act.

Securities Laws Legend

2.2
Each certificate representing shares, if any, and/or any notification of restrictions identified in the electronic position representing beneficial ownership of shares, shall have such legends as the Company may determine, in its sole discretion, so as to comply with all U.S. and Canadian applicable laws.

Stop Transfer Instruction

2.3	The Company may instruct any transfer agent not to register the transfer of any shares until the conditions specified in any applicable legends are satisfied.
Transfer Agents and Registrars

2.4
The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The directors may at any time

PART 3 - ISSUE OF SHARES
Directors authorized to issue shares

3.1
The directors may, subject to these Articles and subject to the rights of the holders of the issued shares of the Company, issue, allot, sell, grant options on or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the directors, in their absolute discretion, may determine.

Company need not recognize unregistered interests

3.2	Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is the shareholder of the share.
PART 4 - SHARE TRANSFERS
Recording or registering transfer

4.1	Subject to Part 2 and the special rights or restrictions attached to the applicable class or series of shares, if any, a transfer of a share of the Company must not be recorded or registered,

(a)
unless a duly signed instrument of transfer in respect of the share has been received by the Company, and to the extent a physical share certificate was issued the certificate representing the share to be transferred has been surrendered and cancelled, and

(b)	the transferee of the shares has complied with the provisions contained in Part 2 and any special rights or restrictions applicable to the shares.
Form of instrument of transfer

4.2
The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

Signing of instrument of transfer

4.3
If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates, to the extent a physical share certificate was issued, deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer, or

(b)
if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate, to the extent a physical share certificate was issued, is deposited for the purpose of having the transfer registered.

PART 5 - PURCHASE OF SHARES
Company authorized to purchase shares

5.3
Subject to the special rights or restrictions attached to any class or series of shares, the Company may, if it is authorized to do so by the directors, purchase or otherwise acquire any of its shares.

PART 6 - BORROWING POWERS
Powers of directors

6.1	The directors may from time to time on behalf of the Company,

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate,

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person,

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person, and

(d)	mortgage or charge, whether by way of specific or floating charge, or give other security on the whole or any part of the present and future undertaking of the Company.
PART 7 - GENERAL MEETINGS
Annual general meetings

7.1
Unless an annual general meeting is deferred or waived in accordance with Section 182(2)(a) or (c) of the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting.

When annual general meeting is deemed to have been held

7.2
If all of the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under Section 182(2)(b) of the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date selected, under Section 182(3) of the Business Corporations Act, in the unanimous resolution.

Calling of shareholder meetings

7.3	The directors may, whenever they think fit, call a meeting of shareholders.
Location of shareholder meetings

7.4
Meetings of the shareholders of the Company for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at any place within or outside Canada as shall be fixed by the directors and designated in the notice of meeting or waiver of notice thereof.

Notice of shareholder meetings

7.5
Pursuant to Section 3(1)(b) of the Business Corporations Regulation, notice of a meeting of the shareholders of the Company must be sent to each shareholder of record entitled to vote at a meeting of the shareholders of the Company, not less than 21 days prior to the date of the meeting or such other minimum day period as required by applicable securities laws. This notice period applies to all general and extraordinary meetings, including a meeting in which a special resolution, exceptional or special separate resolution may be passed.

Meetings Without Notice

7.6	A meeting of shareholders may be held without notice at any time and place permitted by the Business Corporations Act:

(a)
if all the shareholders entitled to vote at that meeting are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and

(b)	if the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held.
At such meeting, any business may be transacted which the Company at a meeting of shareholders may transact.
Special business

7.7	If a general meeting is to consider special business within the meaning of Article 8.1, the notice of meeting must:

(a)	state the general nature of the special business, and

(b)
if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, (i) have attached to it a copy of the document, or (ii) state that a copy of the document will be transmitted to any shareholder upon written or oral request to the Company by such shareholder or be made available in such other manner as permitted or required by the Business Corporations Act.
Requisition of Meeting by Shareholders

7.8
Pursuant to Section 167 of the Business Corporations Act, holders holding in the aggregate at least 1/20th (or 5%) of the issued shares of the Company that carry the right to vote at general meetings may requisition a general meeting for the purposes set out under Section 167.

PART 8 - PROCEEDINGS AT MEETINGS OF SHAREHOLDERS
Special business

8.1	At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting, and

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of, or voting at, the meeting,

(ii)	consideration of any financial statements of the Company presented to the meeting,

(iii)	consideration of any reports of the directors or auditor,

(iv)	the election of directors,

(v)	the appointment of an auditor,

(vi)	the setting of the remuneration of an auditor, and

(vii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.
Quorum

8.2
Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 3 persons who are, or who represent by proxy, unrelated shareholders who, in the aggregate, hold at least 15% of the issued shares entitled to be voted at the meeting.

One shareholder may constitute quorum

8.3	If there is only one shareholder entitled to vote at a meeting of shareholders,

(a)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.
Persons Entitled to be Present

8.4
The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote at that meeting, the directors and auditor of the Company and others who, although not entitled to vote, are entitled or required under any provision of the Business Corporations Act or these Articles to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

Requirement of quorum

8.5
No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting.

Lack of quorum

8.6	If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved, and

(b)
in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place provided that notice of a meeting adjourned pursuant to this Article 8.6 shall be given to the shareholders.

Lack of quorum at succeeding meeting

8.7
If, at the meeting to which the first meeting referred to in Article 8.6 was adjourned, a quorum is not present within 1/2 hour from the time set for the holding of the meeting, the persons present and being, or representing by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

Chair

8.8	The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any, and,

(b)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.
Alternate chair

8.9
If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders present in person or by proxy must choose any person present at the meeting to chair the meeting.

Adjournments

8.10
The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of adjourned meeting

8.11
Subject to Article 8.6, it is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Motion need not be seconded

8.12
No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Manner of taking a poll

8.13	Subject to Article 8.14, if a poll is duly demanded at a meeting of shareholders,

(a)	the poll must be taken,

(i)	at the meeting, or within 7 days after the date of the meeting, as the chair of the meeting directs, and

(ii)	in the manner, at the time and at the place that the chair of the meeting directs,

(b)	the result of the poll is deemed to be a resolution of and passed at the meeting at which the poll is demanded, and

(c)	the demand for the poll may be withdrawn.
Demand for a poll on adjournment

8.14	A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.
Demand for a poll not to prevent continuation of meeting

8.15
The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

Poll not available in respect of election of chair

8.16	No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.
Casting of votes on poll

8.17	On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.
Chair must resolve dispute

8.18
In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the same, and his or her determination made in good faith is final and conclusive.

Chair has no second vote

8.19
In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Declaration of result

8.20
The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting.

PART 9 - VOTES OF SHAREHOLDERS
Voting rights

9.1	Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint registered holders of shares under Article 9.3,

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote at the meeting has one vote, and

(b)
on a poll, every shareholder entitled to vote has one vote in respect of each share held by that shareholder that carries the right to vote on that poll and may exercise that vote either in person or by proxy.

Trustee of shareholder may vote

9.2
A person who is not a shareholder may vote on a resolution at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting in relation to that resolution, if, before doing so, the person satisfies the chair of the meeting at which the resolution is to be considered, or the directors, that the person is a trustee for a shareholder who is entitled to vote on the resolution.

Votes by joint shareholders

9.3
If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

Trustees as joint shareholders

9.4	Two or more trustees of a shareholder in whose sole name any share is registered are, for the purposes of Article 9.3, deemed to be joint shareholders.
Representative of a corporate shareholder

9.5	If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and

(a)	for that purpose, the instrument appointing a representative must

(i)
be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 2 business days before the day set for the holding of the meeting, or

(ii)	be provided, at the meeting, to the chair of the meeting, and

(b)	if a representative is appointed under this Article,

(i)
the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder, and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.
Proxy provisions do not apply to all companies

9.6	Articles 9.7 to 9.13 do not apply to the Company if and for so long as it is a public company (as defined in the Business Corporations Act) or a pre-existing reporting company.
Appointment of proxy holder

9.7
Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the attorney of that shareholder and shall conform with the requirements of the Business Corporations Act.

Alternate proxy holders

9.8	A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.
When proxy holder need not be shareholder

9.9	A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if,

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 9.5,

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting, or

(c)
the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

Form of proxy

9.10	A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:
(Name of Company)
The undersigned, being a shareholder of the above named Company, hereby appoints ………………………….., or, failing that person, …………………………, as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the     day of , and at any adjournment of that meeting.
Signed this day of , ...........
…………………………………………………..
Signature of shareholder
Provision of proxies

9.11	A proxy for a meeting of shareholders must,

(a)
be received at the registered office of the Company, or at any other place specified in the notice calling the meeting for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 2 business days, before the day set for the holding of the meeting, or

(b)	be provided, at the meeting, to the chair of the meeting.
Revocation of proxies

9.12	Subject to Article 9.13, every proxy may be revoked by an instrument in writing that is,

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	provided at the meeting to the chair of the meeting.
Revocation of proxies must be signed

9.13	An instrument referred to in Article 9.12 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her trustee or power of attorney, and

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.5.
Validity of proxy votes

9.14
A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received,

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used, or

(b)	by the chair of the meeting, before the vote is taken.
Production of evidence of authority to vote

9.15
The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10 - ELECTION AND REMOVAL OF DIRECTORS
Number of directors

10.1	The Company must have a board of directors consisting of not less than 5 and not more than 15 directors, with the exact number to be fixed from time to time by resolution of the board of directors.
Election of directors

10.2	At every annual general meeting,

(a)
the shareholders entitled to vote at the annual general meeting for the election or appointment of directors must elect a board consisting of the number of directors determined in accordance with Article 10.1, and

(b)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

Advance notice of nominations of directors

10.3	The following advance notice provisions shall apply to the election of directors if and for so long as the Company has a class of equity securities listed under Section 12(b) of the Exchange Act:

(a)	In this Article 10.3, the terms defined below shall have the following meanings:

i.
“public announcement” shall mean disclosure in (i) a press release reported under BusinessWire, PR Newswire or a comparable organization intended to provide broad-based distribution within the United States, or (ii) a current report on Form 8-K or other document that is filed or furnished by the Company with the U.S. Securities and Exchange Commission and that is reported publicly on the EDGAR filing system (or any successor electronic disclosure system), and

ii.	“Applicable Securities Laws” means the Exchange Act and forms and regulations promulgated thereunder.

(b)
Subject only to the Business Corporations Act, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company at an annual general meeting or a special meeting of shareholders. Nominations of persons for election to the board of directors may be made at any annual general meeting, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

i.	by or at the direction of the board of directors, including pursuant to a notice of meeting,

ii.
by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of Sections 187 to 191 of the Business Corporations Act, or a requisition of the shareholders made in accordance with Article 7.8 of these Articles and the provisions of the Business Corporations Act, or

iii.	by any person (a “Nominating Shareholder”):

1.
who, at the close of business on the date of the giving of the notice provided for below in this Article 10.3 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting (provided that satisfactory evidence thereof is provided by the Nominating Shareholder to the Company), and

2.	who complies with the notice procedures set forth below in this Article 10.3.

(c)
In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Company at the registered office or the principal executive offices of the Company in Canada in accordance with this Article 10.3.

(d)	To be timely, a Nominating Shareholder’s notice to the secretary of the Company must be given:

i.
in the case of an annual general meeting, not less than 30 and not more than 65 days prior to the date of the annual general meeting; provided, however, that in the event that the annual general meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual general meeting was made, notice by the Nominating Shareholder may be given not later than the close of business on the 10th day following the Notice Date, and

ii.
in the case of a special meeting (which is not also an annual meeting of shareholders) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(e)	To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Company must set forth:

i.	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

1.	the name, age, business address and residential address of the person,

2.	the principal occupation or employment of the person,

3.
the class or series and number of shares in the capital of the Company which are owned beneficially or of record by the person or under the control or direction of the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and

4.
any other information relating to the person that would be required to be disclosed in either (i) a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws, or (ii) the Company’s proxy statement in connection with such meeting pursuant to Applicable Securities Laws if the nominee had been a nominee for election as director in that proxy statement, and

ii.
as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a either (i) dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws.

(f)
The Company may require a Nominating Shareholder to furnish such other information regarding any proposed nominee as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(g)
No person shall be eligible for election or re-election as a director of the Company unless nominated in accordance with the provisions of this Article 10.3; provided, however, that nothing in this Article 10.3 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(h)
Notwithstanding any other provision of this Article 10.3, notice given to the secretary of the Company pursuant to this Article 10.3 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Company for the purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is a not a business day both the City of New York and the Province of British Columbia or later than 5:00 p.m. (New York time) on a day which is such a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is such a business day.

(i)	Notwithstanding the foregoing, the board of directors may, in their sole discretion, waive any requirement in this Article 10.3.

(j)
Nothing in this Article 10.3 shall preclude the directors from appointing directors due to a casual vacancy as contemplated in Article 10.5, pursuant to their authority in Article 10.6 or as otherwise permitted pursuant to the Business Corporations Act.

Failure to elect or appoint directors

10.4
If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint directors, the directors then in office continue to hold office until the earlier of,

(g)	the date on which the failure is remedied, and

(h)	the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.
Directors May Fill Casual Vacancies

10.5	Any casual vacancy occurring in the board may be filled by the directors.
Additional directors

10.6
Despite Articles 10.1 and 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article must not at any time exceed 1/3 of the number of the current directors who were elected or appointed as directors other than under this Article.

Removal of Director by shareholders

10.7
The shareholders may remove any director before the expiration of his or her term of office by: (i) special resolution; or (ii) if a Change of Control Transaction occurs, by ordinary resolution. In that event, subject to Article 10.3, the shareholders may elect, or appoint contemporaneously with the removal, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect a director to fill that vacancy.

Directors’ acts valid despite vacancy

10.8	An act or proceeding of the directors is not invalid merely because fewer than the number of directors required by Article 10.1 are in office.
Remuneration of Directors

10.9
The directors are entitled to the remuneration for acting as directors as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

Reimbursement of Expenses of Directors

10.10	The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.
PART 11 - PROCEEDINGS OF DIRECTORS
Meetings of directors

11.1
The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, that the board may by resolution from time to time determine. In any financial year of the Company, a majority of the meetings of the board need not be held within Canada.

Chair of meetings

11.2	Meetings of directors are to be chaired by,

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)	any other director chosen by the directors if,

(iii)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(iv)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(v)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Voting at meetings

11.3	Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.
Who may call extraordinary meetings

11.4	A director may, and the secretary, if any, on request of a director must, call a meeting of the board at any time.
Notice of extraordinary meetings

11.5
Subject to Articles 11.6 and 11.7, if a meeting of the board is called under Article 11.4, reasonable notice of that meeting, specifying the place, date and time of that meeting, must be given to each of the directors,

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose,

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose, or

(c)	orally, by delivery of written notice or by telephone, voice mail, e-mail, fax or any other method of legibly transmitting messages.
When notice not required

11.6	It is not necessary to give notice of a meeting of the directors to a director if,

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed,

(b)	the director has filed a waiver under Article 11.8, or

(c)	the meeting is a regularly scheduled meeting.
Meeting valid despite failure to give notice

11.7	The accidental omission to give notice of any meeting of directors to any director, or the non-receipt of any notice by any director, does not invalidate any proceedings at that meeting.

Waiver of notice of meetings

11.8
Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors and may at any time withdraw that waiver with respect to meetings of the directors held after that withdrawal.

Effect of waiver

11.9
After a director files a waiver under Article 11.8 with respect to future meetings of the directors, and until that waiver is withdrawn, notice of any meeting of the directors need not be given to that director unless the director otherwise requires in writing to the Company.

Quorum

11.10	The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors.
If only one director

11.11	If there is only one director, the quorum necessary for the transaction of the business of the directors is one director, and that director may constitute a meeting.
Adjourned Meeting

11.12	Notice of an adjourned meeting of the directors is not required if the time and place of the adjourned meeting is announced at the original meeting.
PART 12 - POWERS OF DIRECTORS
Powers of Directors

12.1	The directors may, by directors’ resolution,

(a)
change the name of the Company to any name chosen by the directors in their absolute discretion, and the directors are authorized to alter the Notice of Articles of the Company in accordance with Section 257(2) of the Business Corporations Act in connection with a change of name of the Company, and

(b)	subdivide or consolidate all or any of its issued and/or unissued shares.

PART 13 - COMMITTEES OF DIRECTORS
Appointment of committees

13.1	The directors, by resolution,

(a)	shall establish an audit committee, a nominating committee and a compensation committee,

(b)	may establish such other committees of the board that they consider appropriate,

(c)	may delegate to a committee appointed under paragraph (a) or (b) any of the directors’ powers, except,

(i)	the power to fill vacancies in the board,

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board, and

(iii)	the power to appoint or remove officers appointed by the board, and

(d)	make any delegation referred to in paragraph (c) subject to the conditions set out in the resolution.
Obligations of committee

13.2	Any committee formed under Article 13.1, in the exercise of the powers delegated to it, must,

(a)	conform to any rules that may from time to time be imposed on it by the directors, and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.
Transaction of Business

13.3
The powers of a committee of the directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Canada.

Procedure

13.4
Unless otherwise determined by the directors or these Articles, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. To the extent that the directors or the committee does not establish rules to regulate the procedure of the committee, the provisions of these Articles applicable to meetings of the directors shall apply mutatis mutandis.

Powers of board

13.5	The board may, at any time,

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding,

(b)	terminate the appointment of, or change the membership of, a committee, and

(c)	fill vacancies in a committee.
Committee meetings

13.5	Subject to Article 13.2(a),

(a)	the members of a directors’ committee may meet and adjourn as they think proper,

(b)
a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting, and

(c)
questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 14 - OFFICERS
Appointment of officers

14.1	The board may, from time to time, appoint a president, secretary or any other officers that it considers necessary, and none of the individuals appointed as officers need be a member of the board.

Functions, duties and powers of officers

14.2	The board may, for each officer,

(a)	determine the functions and duties the officer is to perform,

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit, and

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.
Remuneration

14.3
All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board.

Agents and Attorneys

14.4
The directors shall have power from time to time to appoint agents or attorneys for the Company in or out of British Columbia with such powers or management or otherwise (including the power to sub-delegate) as may be thought fit.

PART 15 - DISCLOSURE OF INTEREST OF DIRECTORS
Other office of director

15.1
A director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No disqualification

15.2
No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

Professional services by director or officer

15.3
Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

Accountability

15.4
A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

Conflicts of Interest - Competitively Sensitive Information

15.5
If a majority of the board determines that a matter or information relating to the Company’s strategy, business plan, budget or operations is competitively sensitive in relation to a director, such director will be deemed to have a disclosable interest in the matter, and to the extent permissible by applicable law, such director shall not be entitled to receive any information, participate in any discussion or vote on the matter to the extent it relates to the area of competition deemed to be a conflict of interest.

Validity of Contracts and Transactions

15.6
In addition to Section 151 of the Business Corporations Act, a contract or transaction with the Company is not invalid merely because a director who may have a disclosable interest votes on such contract or transaction.

PART 16 - PROTECTION OF DIRECTORS AND OFFICERS
Limitation of Liability

16.1
In addition to limitations of liability pursuant to the Business Corporations Act and applicable law, no director or officer of the Company shall be liable for the acts or omissions of any other director, officer, employee or agent of the Company, or for any costs, charges or expenses of the Company resulting from any deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from bankruptcy or insolvency, or in respect of any tortious acts of or relating to the Company or any other director, officer, employee or agent of the Company, or for any loss occasioned by an error of judgment or oversight on the part of any other director, officer, employee or agent of the Company, or for any other costs, charges or expenses of the Company occurring in connection with the execution of the duties of the director or officer, unless such costs, charges or expenses are incurred as a result of such person’s own willful neglect, fraud or gross negligence. Nothing in these Articles, however, shall relieve any director or officer from the duty to act in accordance with the Business Corporations Act or from liability for any breach of the Business Corporations Act.

Indemnification of directors

16.2
The directors must cause the Company to indemnify and advance the reasonable expenses of its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act.

Deemed contract

16.3	Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in Article 16.2.
Insurance

16.4
The Company shall purchase and maintain such insurance for the benefit of an individual referred to in these Articles against any liability incurred by the individual in his or her capacity as a director or officer of the Company, or in his or her capacity as a director or officer, or a similar capacity of another entity, if the individual acts or acted in that capacity at the Company’s request.

PART 17 - DIVIDENDS
Declaration of dividends

17.1
Subject to the rights, if any, of shareholders holding shares with special rights as to dividends, the directors may from time to time declare and authorize payment of any dividends the directors consider appropriate.

No notice required

17.2	The directors need not give notice to any shareholder of any declaration under Article 17.1.
Directors may determine when dividend payable

17.3	Any dividend declared by the directors may be made payable on such date as is fixed by the directors.
Dividends to be paid in accordance with number of shares

17.4
Subject to the rights of shareholders, if any, holding shares with special rights as to dividends, all dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Manner of paying dividend

17.5
A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid up shares or fractional shares, bonds, debentures or other debt obligations of the Company, or in anyone or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific assets.

Dividend bears no interest

17.6	No dividend bears interest against the Company.
Fractional dividends

17.7
If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of dividends

17.8	Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed,

(a)	subject to paragraphs (b) and (c), to the address of the shareholder,

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares, or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.
Receipt by joint shareholders

17.9	If several persons are joint shareholders of any share, anyone of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.
Unclaimed Dividends

17.10	Any dividend unclaimed after a period of six (6) years from the date on which it has been declared to be payable shall be forfeited and shall revert to the Company.

PART 18 - ACCOUNTING RECORDS
Recording of financial affairs

18.1	The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the provisions of the Business Corporations Act.
PART 19 - GENERAL
Execution of Instruments Under Seal

19.1	The Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signature or signatures of,

(a)	any 2 directors,

(b)	any officer, together with any director,

(c)	if the Company only has one director, that director, or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.
Sealing copies

19.2
For the purpose of certifying under seal a true copy of any resolution or other document, the seal must be impressed on that copy and, despite Article 19.1, may be attested by the signature of any director or officer.

Voting Rights in other Corporations

19.3
All securities carrying voting rights of any other corporation held from time to time by the Company may be voted at any and all meetings of shareholders, bond holders, debenture holders or holders of other securities (as the case may be) of such other corporation and in such manner as the board may from time to time determine. Any person or persons authorized to sign on behalf of the Company may also from time to time execute and deliver proxies for and on behalf of the Company and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote for and on behalf of the Company in such names as they may determine.

PART 20 - NOTICES
Notice to joint shareholders

20.1
If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice sent to one of such persons shall be sufficient notice to all of them.

Notice to trustees

20.2	If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by,

(a)	mailing the record, addressed to that person,

(i)	by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description, and

(ii)	at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled, or

(b)
if an address referred to in paragraph (a) (ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Deceased shareholders

20.3
Any notice duly sent to any shareholder shall be deemed to have been duly served in respect of the shares held by the shareholder (whether held solely or with other persons), notwithstanding that such shareholder is then deceased and whether or not the Company has notice of such death, until some other person is entered in place of that person in the securities register of the Company as the shareholder or as one of the shareholders thereof and such service shall for all purposes be deemed a sufficient service of notice to the heirs, executors or administrators of that person and all persons, if any, interested with that person in such shares.

Execution of Notices

20.4	The signature of any director or officer of the Company to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.
Proof of Service

20.5
A certificate of any officer or director of the Company in office at the time of making of the certificate or of an agent of the Company as to facts in relation to the sending of any notice to any shareholder, director, officer or auditor or publication of any notice shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Company, as the case may be.

PART 21 - SPECIAL RIGHTS AND RESTRICTIONS
COMMON SHARES
Voting

21.1
The shareholders holding Common Shares (other than a Subsidiary of the Company that holds Common Shares) shall have the right to receive notice of, and to attend and vote at, all meetings of the Company whether general, special, ordinary or extraordinary, and a shareholder holding Common Shares shall have one vote in respect of each Common Share held by that shareholder and is entitled to vote in person or by proxy.

Dividends

21.2	Dividends may be declared on the Common Shares independently of the declaring of dividends on any of the other classes of shares of the Company.
Liquidation, Dissolution and Winding-Up

21.3
In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Common Shares will be entitled to receive the remaining property of the Company, after payment to the holders of the Special Shares in accordance with Article 22.5.

PART 22 - SPECIAL RIGHTS AND RESTRICTIONS
SPECIAL SHARES
Special Rights or Restrictions

22.1	The Special Shares as a class shall have attached to them the special rights or restrictions specified in this Part 22.
Issuable in Series

22.2
The Special Shares may include one or more series of shares and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of:

(a)
determine the maximum number of shares of any of those series of shares that the Company is authorized to issue, determine that there is no such maximum number or alter any determination made under this section (a) or otherwise in relation to a maximum number of those shares,

(b)	create an identifying name by which the shares of any of those series of shares may be identified, or alter any identifying name created for those shares, and

(c)
attach special rights and restrictions to the shares of any of those series of shares, or alter any special rights or restrictions attached to those shares, including, without limitation, the terms and conditions of any purchase for cancellation or redemption thereof, or the redemption amount thereof.

Voting

22.3
The holders of the Special Shares of the Company (other than a Subsidiary of the Company) shall have the right to receive notice of, and to attend and vote at, all meetings of the Company whether general, special, ordinary or extraordinary.

Dividends

22.4
The holders of the Special Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the directors non-cumulative preferential dividends. The holders of the Special Shares shall not be entitled to any dividends other than or in excess of the non-cumulative preferential dividends hereinbefore provided for.

Liquidation, Dissolution and Winding-Up

22.5
The holders of Special Shares shall be entitled, on the liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of the Common Shares or any other shares of the Company ranking junior to the Special Shares with respect to the distribution of assets on the liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the redemption amount with respect to each Special Share held by them, together with the fixed premium (if any) thereon, and all declared and unpaid non-cumulative dividends thereon. After payment to the holders of the Special Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the assets of the Company except as specifically provided in the special rights or restrictions attached to the shares of any particular series of Special Shares.